Exhibit 99.1

Investor Contacts:
Rich Jacobson
Executive Vice President and Chief Financial Officer
jacobsonr@ffnorthwest.com
(206) 573-4973
Karla Evans
Assistant Vice President, Investor Relations
evansk@ffnorthwest.com
(206) 833-1259

First Financial Northwest, Inc. Announces Declaration of Initial Liquidating Distribution;
Stock Transfer Books Closed

Renton, Washington – April 21, 2025 – First Financial Northwest, Inc. (NASDAQ GS: FFNW) (the “Company”) today announced that its Board of Directors has declared an initial liquidating distribution pursuant to its previously announced Plan of Dissolution in the amount of $22.00 per share, or approximately $203 million, representing approximately 95% of the anticipated proceeds to ultimately be distributed. The initial liquidating distribution will be payable on April 30, 2025, to shareholders of record as of April 23, 2025. The Company also announced that it has closed its stock transfer books and has filed a Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to delisting the Company’s common stock from trading on the Nasdaq Capital Market. The Company expects to file Form 15 with the SEC on or about May 1 in order to suspend its periodic reporting obligations under the Securities Exchange Act of 1934.

The Company intends to make a final cash distribution to shareholders subject to first completing the wind down of the Company and paying or providing for the Company’s creditors and existing and reasonably foreseeable debts, taxes, liabilities, and obligations in accordance with Washington law and the Plan of Dissolution. Funds remaining, if any, after paying taxes and expenses will result in a subsequent distribution to shareholders. At this time, the Company estimates that total distributions to shareholders (subject to a significant number of variables and assumptions) will potentially be in the $23.06 to $23.34 per share range. We cannot determine at this time when a final liquidating distribution might be made. Computershare, the Company’s stock transfer agent, is acting as paying agent for the liquidating distributions to shareholders pursuant to the Plan of Dissolution.

About First Financial Northwest, Inc.

First Financial Northwest, Inc. is the former parent company of First Financial Northwest Bank, a Washington State-chartered commercial bank headquartered in Renton, Washington. For additional information visit ffnw.q4ir.com.

Forward-looking statements:

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions and statements about, among other things, the delisting, deregistration, wind-down and dissolution of the Company, the remaining expenses to be incurred in such process, and the remaining cash to be distributed to shareholders. These forward-looking statements are based on current management expectations and may, therefore, involve risks and uncertainties. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements made by, or on behalf of, us, and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the SEC – that are available on our Investor Relations website at ffnw.q4ir.com and on the SEC’s website at sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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